UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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COURIER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COURIER CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 17, 2007

To the Stockholders of
COURIER CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of COURIER CORPORATION (the “Corporation”) will be held at the Boston University Corporate Education Center, 72 Tyng Road, Tyngsboro, Massachusetts, at ll:00 A.M. on Wednesday, January 17, 2007 for the following purposes:

1.                                       To elect four Class C Directors to hold office for a term of three years and until their respective successors shall be elected and shall have qualified;

2.                                       To ratify and approve the selection by the Audit and Finance Committee of the Corporation’s Board of Directors of Deloitte & Touche LLP as independent public accountants for the Corporation for the current fiscal year ending September 29, 2007; and

3.                                       To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on November 20, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,

F. BEIRNE LOVELY, JR.
Secretary and Clerk

15 Wellman Avenue
North Chelmsford, Massachusetts 01863
December 8, 2006

IF YOU DO NOT EXPECT TO ATTEND IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.  YOU MAY ALSO VOTE YOUR SHARES THROUGH THE INTERNET.

PROXY STATEMENT

COURIER CORPORATION
15 Wellman Avenue
North Chelmsford, Massachusetts 01863

ANNUAL MEETING OF STOCKHOLDERS

January 17, 2007

NATURE OF SOLICITATION

This Proxy Statement is furnished in connection with and accompanies a Proxy Card (the “Proxy”) for and Notice of Annual Meeting of Stockholders (the “Notice”) of Courier Corporation (the “Corporation” or “Courier”), to be held Wednesday, January 17, 2007 at ll:00 A.M. at the Boston University Corporate Education Center, 72 Tyng Road, Tyngsboro, Massachusetts, for the purposes set forth in the Notice.  The solicitation is made on behalf of the Board of Directors of the Corporation.

This Proxy Statement and the accompanying Notice and Proxy are first being sent to stockholders on or about December 8, 2006.  The Board of Directors has fixed the close of business on November 20, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).

The cost of preparing, assembling and mailing the Proxy and Notice and this Proxy Statement and of soliciting Proxies is to be borne by the Corporation.  In addition to the use of the mails, solicitation may be made by telephone and personally by employees and Directors of the Corporation.  Georgeson Shareholder has been hired by the Corporation to act as a distribution agent and solicitor only with respect to record holders who are brokers, dealers, banks or other entities that exercise fiduciary powers in nominee name or otherwise, at a fee of approximately $5,500.  The Corporation will also bear the expense of record holders who are banks, brokers and other fiduciaries or nominees who may forward Proxies and proxy material to beneficial owners of such shares.

Any Proxy given pursuant to this solicitation may be revoked by the person giving it prior to the exercise of the powers conveyed by it by filing with the Secretary/Clerk of the Corporation a written revocation or duly executed Proxy bearing a later date, properly casting a new vote through the Internet at any time before the closure of the Internet voting facilities, or by attending the Annual Meeting and voting in person.  Unless a Proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or at any adjournment thereof in the manner hereinafter described.

The Annual Report of the Corporation for the fiscal year ended September 30, 2006, including financial statements for the fiscal year ended September 30, 2006, is being mailed to stockholders concurrently with this Proxy Statement.

VOTING SECURITIES

As of the Record Date, the securities outstanding and entitled to vote at the Annual Meeting consist of 12,451,641 shares of Common Stock, par value $1 per share, of the Corporation (the “Common Stock”).  Only holders of record at the close of business on November 20, 2006 will be entitled to vote at the Annual Meeting.  Each stockholder is entitled to one vote, in person or by proxy, for each share held.  A majority in interest of all shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the meeting (6,225,821 shares).  Abstentions and broker non-votes shall be counted in determining the number of shares present at the Annual Meeting.

A plurality of votes properly cast for the election of Directors by stockholders attending the Annual Meeting in person or by proxy will elect Directors to office.  A majority of votes properly cast at the Annual Meeting is required for approval of other matters presented at the meeting, unless a larger vote is required by law, or by the Corporation’s Articles of Organization or By-Laws, each as amended to date.  Abstentions and broker non-votes will not be counted as votes cast at the Annual Meeting for such other matters.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of November 20, 2006, the ownership of Common Stock of the Corporation by each Director, by each executive officer named in the Summary Compensation Table below (each a “Named Executive Officer”), by all Directors and executive officers of the Corporation as a group, and by any person or group known to the Corporation to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.  The number of shares beneficially owned by each person and entity is determined according to the rules of the Securities and Exchange Commission (the “Commission”), and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within sixty days of November 20, 2006 through the exercise of an option or similar right.  Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as owned by such person or entity.

	Number of Shares
	Beneficially		% of Shares
Name	Owned (1)(2)(3)		Outstanding
James F. Conway III	1,210,693	(4)	9.7%
Kathleen Foley Curley	53,671		0.4%
Richard K. Donahue	102,237		0.8%
Edward J. Hoff	390,397		3.1%
Arnold S. Lerner	76,841	(5)	0.6%
Peter K. Markell	11,587		0.1%
George Q. Nichols	19,359		0.2%
Ronald L. Skates	32,952	(6)	0.3%
Robert P. Story, Jr.	343,295	(7)	2.7%
W. Nicholas Thorndike	58,487	(8)	0.5%
Susan L. Wagner	12,390		0.1%
Peter D. Tobin	55,627		0.4%
Peter M. Folger	75,156		0.6%
All Directors and Executive Officers as a Group (13 persons)	2,442,692		19.1%
T. Rowe Price Associates, Inc.	1,115,800	(9)	9.0%

(1)             The information concerning the amount of Common Stock of the Corporation beneficially owned by each of the Directors and executive officers was furnished to the Corporation by each such Director or executive officer.

(2)             Includes shares subject to options exercisable within sixty days of November 20, 2006 as follows:  Mr. Conway, 57,895; Prof. Curley, 27,969; Mr. Donahue, 29,469; Mr. Hoff, 39,219; Mr. Lerner, 35,094; Mr. Markell, 9,969; Mr. Skates, 23,469; Mr. Story, 55,209; Mr. Thorndike, 9,969; Ms. Wagner, 9,969; Mr. Tobin, 26,508; Mr. Folger, 11,936; and all Directors and executive officers as a group, 338,255.  For purposes of calculating the percentage of shares outstanding with respect to each individual and the group, the shares subject to such options have been treated as if they were issued and outstanding only as to such individual or group.

(3)             Includes shares allocated to individual accounts in the Courier Employee Stock Ownership Plan (the “ESOP”) as follows:  Mr. Conway, 8,991; Mr. Story, 6,397; Mr. Tobin, 234; and Mr. Folger, 4,141.

(4)             Includes 538,667 shares owned by the James F. Conway, Jr. Trusts of which Mr. Conway III is a trustee with shared voting and investment power as to these shares.  Mr. Conway’s address is c/o the Corporation, 15 Wellman Avenue, North Chelmsford, MA 01863.

(5)             Includes 5,062 shares owned by Mr. Lerner’s wife, as to which shares Mr. Lerner disclaims beneficial ownership.

(6)             Includes 900 shares owned by family trusts of which Mr. Skates is a trustee with shared voting and investment power as to these shares, but to which he disclaims beneficial ownership.  Mr. Skates’ children are the beneficiaries of those trusts.

(7)             Includes 4,050 shares owned by Mr. Story’s wife, as to which shares Mr. Story disclaims beneficial ownership.

(8)             Includes 4,500 shares owned by family trusts of which Mr. Thorndike is a trustee with shared voting and investment power as to these shares, but to which he disclaims beneficial ownership.  Mr. Thorndike’s grandchildren are the beneficiaries of that trust.

(9)             Based upon information provided by T. Rowe Price Associates, Inc. (“Price Associates”) as of November 20, 2006.  The total shares held of 1,115,800 are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 976,800 shares representing 7.8% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or power to vote the securities. Price Associates has sole dispositive power for the entire holding of 1,115,800 shares and has sole voting power for 118,000 shares.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.  The address for Price Associates is 100 East Pratt Street, Baltimore, MD 21202.

ITEM 1:  ELECTION OF DIRECTORS

Pursuant to the By-Laws, the Corporation’s directorships are divided into three classes, consisting of Class A, Class B and Class C Directors.  The term of each directorship is three years and the terms of the three classes are staggered in such a manner that only one class is elected in any one year.  Four Class C Directors are to be elected at the 2007 Annual Meeting.  Each of the four Class C Directors will serve until the 2010 Annual Meeting and until his/her successor shall have been elected and shall have qualified or until his/her earlier death, incapacity, resignation or removal.  It is proposed that Proxies not limited to the contrary will be voted to elect Arnold S. Lerner, Peter K. Markell, and George Q. Nichols and Ronald L. Skates as Class C Directors.  Messrs. Lerner, Markell, Nichols and Skates are presently Class C Directors having terms expiring at the 2007 Annual Meeting.  If some unexpected occurrence should make necessary, in the judgement of the Board of Directors, the substitution of some other person for any of the nominees, it is the intention of the persons named in the Proxy to vote for the election of such other person as may be designated by the Board of Directors.

Messrs. Lerner, Nichols and Skates were previously elected by the stockholders. Mr. Markell was elected by the Board of Directors on September 23, 2004 (effective as of November 1, 2004).

The Board of Directors unanimously recommends a vote FOR the four Director Nominees listed below.

Nominees for Election as Class C Directors

Arnold S. Lerner — Mr. Lerner, age 76, has been a Director of the Corporation since 1989.  He is a Director and Vice Chairman of Enterprise Bancorp Inc.  He was a partner in twenty radio stations. If elected, Mr. Lerner will serve as a Class C Director until the 2010 Annual Meeting.

Peter K. Markell — Mr. Markell, age 51, has been a Director of the Corporation since November 1, 2004.  He joined Partners HealthCare System, Inc. as Vice President for Finance in 1999. He had previously been a partner at Ernst & Young LLP from 1988 to 1998. If elected, Mr. Markell will serve as a Class C Director until the 2010 Annual Meeting.

George Q. Nichols — Mr. Nichols, age 77, has been a Director of the Corporation since 1995.  He is Senior Vice President of Courier and became Chairman of National Publishing Company, a wholly owned subsidiary of Courier, in 2000.  He had previously been President of National Publishing Company since 1976.  If elected, Mr. Nichols will serve as a Class C Director until the 2010 Annual Meeting.

Ronald L. Skates — Mr. Skates, age 65, has been a Director of the Corporation since 2003.  He is a private investor. From 1989 through 1999, he was president and chief executive officer of Data General Corporation, a computer and storage manufacturing company. He joined Data General in 1986 and was elected a director and executive vice president and chief operating officer in 1988. He retired in 1999 when EMC Corp. acquired the company. Prior to joining Data General, Mr. Skates was a certified public accountant and an audit partner with Price Waterhouse & Co. He is a director of Gilbane Corporation, Raytheon Company and State Street Corporation. Mr. Skates is a trustee of Massachusetts

General Physicians’ Organization, Inc. If elected, Mr. Skates will serve as a Class C Director until the 2010 Annual Meeting.

Directors Continuing in Office

The following persons are incumbent Directors and have unexpired terms as Class A and Class B Directors as indicated.

Richard K. Donahue — Mr. Donahue, age 79, has been a Director of the Corporation since 1995.  He retired as Vice Chairman of NIKE, Inc. of Beaverton, Oregon and as a member of the NIKE Board of Directors, having served since 1977.  He previously served as President and Chief Operating Officer of NIKE, Inc. from 1990 to 1994.  He was a partner in the law firm of Donahue & Donahue Attorneys, P.C. and is presently retired. Mr. Donahue was previously elected as a Class A Director to serve until the 2008 Annual Meeting.

Edward J. Hoff — Mr. Hoff, age 51, has been a Director of the Corporation since 1989.  He joined IBM as Vice President, Learning in 2001 and serves as a member of the IBM Senior Leadership Team. He was President of Leadership Development Inc., a management development firm, from 1998 to 2001.  He had been a Partner at The Center for Executive Development from 1992 to 1998. Mr. Hoff was previously elected as a Class A Director to serve until the 2008 Annual Meeting.

Robert P. Story, Jr. — Mr. Story, age 55, has been a Director of the Corporation since 1995.  He was elected Executive Vice President and Chief Operating Officer of Courier in November 2006.  Mr. Story has operational responsibility for Courier’s publishing and book manufacturing operations.  He joined Courier in 1986 as Vice President and Treasurer and served as Senior Vice President and Chief Financial Officer from April 1989 through October 2006. Mr. Story was previously elected as a Class A Director to serve until the 2008 Annual Meeting.

Susan L. Wagner — Ms. Wagner, age 57, has been a Director of the Corporation since November 1, 2004.  She is Vice President, Strategy and Insights, Pepsi-Cola Company, a position she has held since September 2006.  Prior to that time she was Vice President of Consumer and Market Knowledge, Procter and Gamble from 2005 to 2006, Vice President of Market Research, Personal Care Group for the Gillette Company from 2002 to 2005 and Vice President of Strategic Market Intelligence, Duracell, from 1998 to 2002.  Ms. Wagner was previously elected as a Class A Director to serve until the 2008 Annual Meeting.

James F. Conway III — Mr. Conway, age 54, has been a Director of the Corporation since 1988.  Mr. Conway was elected Chairman of the Corporation on September 22, 1994 and continues as President and Chief Executive Officer.  He had been Acting Chairman, President and Chief Executive Officer since December 1992, and President and Chief Operating Officer from 1988 to 1992. He is a Director of Enterprise Bancorp Inc. Mr. Conway was previously elected as a Class B Director to serve until the 2009 Annual Meeting.

Kathleen Foley Curley — Professor Curley, age 55, has been a Director of the Corporation since 1995.  She joined Boston University School of Management as a Research Professor in 2002. She had been Senior Vice President and Chief Community Builder at Communispace Corporation from 2000 to 2002 and Executive Director of Lotus Institute since 1999.  Prior to her industry positions, she was a tenured Professor at

Northeastern University College of Business Administration in Management Information Systems between 1982 and 1997. Professor Curley was previously elected as a Class B Director to serve until the 2009 Annual Meeting.

W. Nicholas Thorndike — Mr. Thorndike, age 73, has been a Director of the Corporation since 1989.  He is an independent trustee of the mutual funds of Grantham, Mayo, and Van Otterloo (GMO).  He has also served as a Trustee of Massachusetts General Hospital from 1969 to 1999 and now serves as Honorary Trustee, and was the Chairman of the Board from 1987 to 1992 and President from 1992 to 1994.  Until December 1988, he was Chairman and Managing Partner of Wellington Management Company. Mr. Thorndike was previously elected as a Class B Director to serve until the 2009 Annual Meeting.

Board Meetings and Committees

The Board of Directors of the Corporation held a total of 8 meetings during the fiscal year ended September 30, 2006.

The Board of Directors has established the following separately designated standing committees: an Audit and Finance Committee, a Compensation and Management Development Committee and a Nominating and Corporate Governance Committee.

The Audit and Finance Committee (the “Audit Committee”) consists of Messrs. Lerner, Markell, and Skates.  Mr. Skates serves as Chairperson of the Audit Committee. The Board of Directors has determined that Mr. Skates and Mr. Markell each meet all of the qualifications of an Audit Committee Financial Expert, as defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934.  All the members of the Audit Committee are “independent”, under the rules of the National Association of Securities Dealers and the Commission.  The functions of the Audit Committee include appointment and oversight of independent auditors for the Corporation; determination of compensation payable to the independent auditors; consultation with the Corporation’s independent auditors regarding the plan of audit; review, in consultation with the independent auditors, of their audit report and management letter and review of reports and recommendations of the Corporation’s internal audit department.  On September 25, 2003, the Board of Directors and the Audit Committee adopted a revised written charter for the Audit Committee, a copy of which is attached hereto as Exhibit A. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, which are available to stockholders on the Corporation’s website at www.courier.com. The Audit Committee held four meetings during the last fiscal year.  A part of each of the meetings was held with representatives of the Corporation’s independent auditors outside of the presence of management.  The Audit Committee also met separately with the Corporation’s internal audit manager at each of these meetings.

The Compensation and Management Development Committee (the “Compensation Committee”) consists of Messrs. Donahue, Hoff, Lerner, Markell, Skates, and Thorndike, Ms. Wagner and Professor Curley.   Mr. Hoff serves as Chairperson of the Committee.  All the members of the Compensation Committee are “independent” under the rules of the National Association of Securities Dealers and the Commission.  The Compensation Committee administers the Corporation’s executive compensation programs and approves the compensation of executive officers.  The Compensation Committee held two meetings during the last fiscal year.

The Nominating and Corporate Goverance Committee (the “Nominating Committee”) consists of Messrs. Donahue, Hoff, Lerner, Markell, Skates, and Thorndike, Ms. Wagner and Professor Curley.  Professor Curley serves as Chairperson of the Nominating Committee.

All the members of the Nominating Committee are “independent” under the rules of the National Association of Securities Dealers and the Commission.  The Corporation has adopted a Nominating and Corporate Governance Committee Charter.  A copy of the charter is available to stockholders on the Corporation’s website at www.courier.com.

The Nominating Committee, on behalf of the Board of Directors (the “Board”), is responsible for identifying individuals qualified to become Board members and recommending to the Board Director nominees for election, including nominees to be elected or re-elected as Directors at each annual meeting of stockholders.  The Nominating Committee is also authorized to develop and recommend to the Board, at such time or times as the Board deems appropriate or necessary, a set of corporate governance guidelines applicable to Courier and, to the extent such guidelines are established by the Board, to periodically review and monitor performance against such guidelines.

The Nominating Committee’s responsibilities generally require it to review periodically the structure of the Board and its committees, including membership, size, frequency of meetings, director composition, division of directors into classes, succession, retirement and rotation policies, and function of the Board and its committees, and make recommendations to the Board with respect to such matters.  The Nominating Committee also recommends to the Board criteria for Board and committee membership, which shall include a description of any specific, minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee, as well as a description of any specific qualities or skills that the Nominating Committee believes are necessary for one or more of the Corporation’s Directors to possess.  The Nominating Committee is required to reassess annually the adequacy of such criteria.

The current criteria for Board membership require that at a minimum, the Nominating Committee be satisfied that each nominee, whether recommended by the Nominating Committee, a stockholder or any other party, shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.  In addition to such minimum qualifications for each nominee, the Nominating Committee shall recommend that the Board select persons for nomination to help ensure that (i) a majority of the Board shall be “independent” in accordance with the standards established pursuant to Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers, Inc.; (ii) each of the Audit, Compensation and Nominating Committees shall be comprised entirely of independent directors; and (iii) at least one member of the Audit Committee shall have such experience, education and other qualifications as are necessary to qualify as an “audit committee financial expert” as defined by the rules of the Commission.  Finally, in addition to any other standards the Nominating Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Nominating Committee may consider the following factors when recommending that the Board select persons for nomination:  (1) whether the nominee has direct experience in the printing or publishing industry or in the markets in which the Company operates, and (2) whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

The Nominating Committee also establishes policies with regard to the consideration of director candidates recommended by stockholders.  The current policy is that the Nominating Committee will review and evaluate the qualifications of any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Nominating Committee and set forth in the Nominating Committee Charter, and conduct inquiries it deems appropriate.  The Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating Committee in light of the minimum qualifications and other criteria for Board membership discussed above.

The Nominating Committee also establishes from time to time procedures to be followed by stockholders in submitting recommendations for director candidates to the Nominating Committee.  The current procedures to be followed by stockholders are set forth below:

•                  All stockholder recommendations for director candidates must be submitted to the Secretary/Clerk of the Corporation at the Corporation’s principal executive offices (15 Wellman Avenue, North Chelmsford, MA 01863 — Attn:  Secretary/Clerk), who will forward all recommendations to the Nominating Committee.

•                  All stockholder recommendations for director candidates must be received by the Corporation at its principal executive offices not less than 120 calendar days prior to the first anniversary of the date of the Corporation’s proxy statement which was released to stockholders in connection with the previous year’s annual meeting.

•                  All stockholder recommendations for director candidates must include the following information:

•                  The name and address of record of the stockholder;

•                  A representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

•                  The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•                  A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Nominating Committee’s Charter;

•                  A description of all arrangements or understandings between the stockholder and the proposed director candidate;

•                  The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Corporation’s annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and

•                  Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

The current process for identifying and evaluating nominees for the Board is set forth in the Nominating Committee’s Charter and includes, among other things, that:

•                  The Nominating Committee may solicit recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, stockholders, or any other source it deems appropriate.

•                  The Nominating Committee will review and evaluate the qualifications of any such proposed director candidate, and conduct inquiries it deems appropriate.

•                  The Nominating Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate.

•                  The Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Nominating Committee’s Charter.

•                  In identifying and evaluating proposed director candidates, the Nominating Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.

•                  All director recommendations will be considered in light of the independence requirements set forth in Rule 4350(a)(15) and 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules and other relevant provisions.

Notwithstanding anything contained in the Nominating Committee’s Charter to the contrary, nothing contained in such charter or described above shall be construed to limit or modify the right of stockholders to nominate persons for election to the Board as provided in Article III of the Company’s By-laws.

The Nominating Committee recommended that Messrs. Lerner, Markell, Nichols and Skates each be nominated for election to serve as Class C Directors until the 2010 Annual Meeting.  The Nominating Committee held one meeting during the last fiscal year.

Each Director attended at least 75% of the total number of meetings held by the Board of Directors and any committees on which he or she served during fiscal year 2006.

The Corporation has a formal policy requiring members of the Board to attend our annual meetings, and each of the Directors attended the 2006 Annual Meeting.

Contacting Members of the Board of Directors

The policy of the Board of Directors is that stockholders of the Corporation may contact the Board of Directors, including the Chairman of the Board, the independent Directors as a group, or any individual Director, by writing to the Board of Directors c/o, Courier Corporation, Attention Compliance Officer, 15 Wellman Avenue, North Chelmsford, MA 01863.  Such writing must clearly specify the name of the individual Director or group of Directors to whom such writing is addressed.

If you wish to contact the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, you may do so by writing to the Compliance Officer, Courier Corporation, 15 Wellman Avenue, North Chelmsford, MA 01863.  You are welcome to make such reports anonymously, but we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested.  All such correspondence received in this manner will be forwarded to the relevant Director or group of Directors or other addressee.

Director Independence

The Board of Directors has determined that each of Messrs. Donahue, Hoff, Lerner, Markell, Skates and Thorndike, Prof. Curley and Ms. Wagner is an “independent director” in accordance with corporate governance rules of the National Association of Securities Dealers as a result of having no relationship with the Corporation other than (1) serving as a Director and a Board of Director committee member, (2) receiving related fees as disclosed in this Proxy Statement, and (3) having beneficial ownership of the Corporation’s Common Stock as disclosed in the section of this Proxy Statement entitled “Voting Securities — Security Ownership of Certain Beneficial Owners and Management.”  Therefore, the Corporation currently has a majority of “independent directors.”

Meetings of Independent Directors

Independent directors of the Corporation regularly meet in executive session outside the presence of management.  The presiding director for these meetings is W. Nicholas Thorndike.  Any interested parties who wish to make their concerns known to the independent directors may avail themselves of the procedures listed above in the section of this Proxy Statement entitled “Item 1:  Election of Directors — Contacting Members of the Board of Directors.”

Directors’ Compensation

On January 28, 2006, the Corporation paid its non-employee Directors (Messrs. Donahue, Hoff, Lerner, Markell, Skates and Thorndike, Prof. Curley and Ms. Wagner) an annual retainer of $25,000 for calendar year 2006, compared to $20,000 for calendar year 2005.  During fiscal year 2006, they also received meeting fees of $1,250 per meeting attended of the Board of Directors and any committee meetings of the Board of Directors. The Corporation paid annual retainer fees to non-employee Directors who serve as Chairperson of Committees of the Board of Directors as follows:  Compensation Committee, $10,000; Audit Committee, $10,000; and Nominating Committee, $5,000.

Non-employee directors may receive additional fees for service on executive, strategic initiative, shareholder value and other special committees that the Board may from time to time establish.  A special committee to examine strategic initiatives existed from June 2006 until September 2006.  The members of the special committee (Messrs. Thorndike, Hoff, Skates and Lerner) each received $25,000 for service on this committee, plus the standard per meeting fee described above for committee participation generally (provided that one-half of the standard meeting fee was paid for any telephonic meeting of less than one hour’s duration). Total compensation earned for fiscal 2006 for each of the non-employee Directors was:  Mr. Donahue, $43,750; Mr. Hoff, $85,000; Mr. Lerner, $76,875; Mr. Markell, $46,250; Mr. Skates, $85,625; Mr. Thorndike, $75,000; Prof. Curley, $48,750; and Ms. Wagner, $42,500.

For fiscal 2006, the non-employee Directors were allowed, at their election, to receive all or one-half of their annual retainer fees for services as Directors and as Chairperson of Committees (“annual retainer fees”) in the form of stock units or shares of stock pursuant to the 2005 Stock Equity Plan (the “Stock Equity Plan”).  On January 18, 2006, an aggregate of 5,504 shares of stock were awarded to the following Directors who elected to participate in the Stock Equity Plan:  Mr. Donahue, 688; Mr. Hoff, 963; Mr. Markell, 688; Mr. Skates, 963; Mr. Thorndike, 688; Prof. Curley, 826 and Ms. Wagner, 688.  In addition, the non-employee Directors receive an annual stock option award granted at fair market value on the date of each annual meeting of stockholders.  This award is valued at $50,000 based on the Black Scholes option pricing model.  Options for 5,469 shares each or an aggregate of 43,752 shares were granted on January 18, 2006 at an exercise price of $36.34 per share to all non-employee Directors.  All such options have a term of five years from the date of grant, are exercisable immediately and (except for transfers to or for the benefit of the director’s immediate family) are non-transferable otherwise than by will or the laws of descent and distribution.  Both the stock grant and option awards were fully vested on the date of grant.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Corporation’s financial reporting process.

Management is responsible for the preparation, presentation, and integrity of the Corporation’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.  The Corporation’s independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended September 30, 2006 with the Corporation’s management and has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61 as amended, “Communication with Audit Committees”.  In addition, Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, for filing with the Securities and Exchange Commission.

Ronald L. Skates	Arnold S. Lerner	Peter K. Markell

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

The Compensation Committee (“the Committee”) is comprised entirely of non-employee, independent members of the Board of Directors.  It is the responsibility of the Committee to review the performance and set the compensation of the Chief Executive Officer; and to review and approve all compensation arrangements for executive officers, including cash compensation, stock awards, employment/severance agreements and special benefits, where applicable.  Actions by the Committee are periodically reported to and, in appropriate cases, ratified by the Board.

The Committee approved the Executive Compensation Program in 1994 for all executives.  The program was formally reviewed in 1996 by the Committee in consultation with an independent compensation consultant and was formally reviewed and amended in December 2005.  At its discretion, the Committee may retain an independent compensation consultant to assist the Corporation in evaluating the Executive Compensation Program to ensure it continues to match directly the strategy and organizational focus that the Corporation has established for achieving competitive success, higher profits and maximizing shareholder returns.

Philosophy

The Executive Compensation Program is designed to:

•                  attract and retain high quality management talent and to motivate them to build and sustain value for shareholders,

•                  provide aggregate compensation opportunities that, when performance goals are achieved, will be comparable to those provided by other companies with revenues and operating characteristics similar to the Corporation, and

•                  establish for employees in management positions a significant risk/reward compensation structure through incentive pay plans.

Executive Compensation Program

The executive compensation program consists of four compensation components that together comprise a total compensation amount established for each executive officer.  In determining total compensation amounts, the Corporation reviews compensation data of its peer group and compensation survey data of other companies of a similar revenue size, in similar markets as the Corporation, and in regional areas in which the Corporation competes for executive talent.  There is no special attempt to set total compensation of executive officers to particular levels (e.g., median, salary midpoint, etc.) within the survey or peer group data.  Since three of the four compensation components in the executive compensation program are variable, total compensation can fluctuate significantly year-to-

year if performance targets are exceeded, achieved, or not attained.  However, it is the opinion of the Committee that when performance targets are achieved, total compensation earned by executive officers will reach a level competitive with other executive officers in companies with similar size and characteristics.

Total compensation is comprised of base salary, an annual cash bonus, a long-term stock incentive, and a long-term performance incentive.

Base Salary — Increases in base salaries for fiscal 2006 for executive officers ranged from 3 to 16 percent, which included market adjustments for three executives based on the Committee’s review of compensation of peer group executives in similar positions of responsibility and the Committee’s overall assessment of the appropriate compensation target for fiscal year 2006.

Annual Cash Bonus — The Committee approves annual cash bonus targets and the performance targets upon which the bonus will be earned by executive officers at the beginning of the fiscal year. At least one-half of the annual cash bonus for all executive officers is based upon the achievement of corporate earnings targets.  Some executive officers may also have a portion of their annual cash bonus based upon achievement of individual business unit earnings targets.  If the annual cash bonus is based on both corporate and individual business unit earnings, the weighting given to the corporate measure is 50 percent; the weighting given to the individual business unit measure, therefore, is 50 percent.  No annual cash bonus is earned unless minimum earnings thresholds are achieved.  The maximum that may be earned is 200 percent of the annual cash bonus target when earnings targets are exceeded by specified amounts.

In 2006, the corporate earnings target was achieved.  Therefore, all executives earned 100 percent of the portion of their annual cash bonus which was based upon the corporate earnings measure.  Executive officers earned from 0 percent to 150 percent of the portion of their annual cash bonus based on individual business unit earnings.

Long-Term Stock Incentive — The Long-Term Stock Incentive represents a value, in terms of compensation, which is earned by executives through a combination of a stock option award, restricted stock grant award, and/or a cash award based upon Total Shareholder Return (“TSR”).  The Committee believes that stock-based awards are a valuable method of tying executives’ performance to the creation of shareholder value over the long term since the full benefit of the total compensation package cannot be realized unless an appreciation in the price of Common Stock of the Corporation occurs over a number of years.  The Committee believes in encouraging share ownership by executives.  Therefore, the number of shares and/or options currently held by executive officers is not a factor in determining individual option awards.

Awards under the Long-Term Stock Incentive were made for the fiscal 2006 year at the end of fiscal 2005, and were reported in the 2005 Compensation Committee Report on Executive Compensation. The Compensation Committee awarded a combination of stock options and restricted stock grant awards to executive officers. One-half of the compensation value to be delivered under the Long-Term Stock Incentive for fiscal 2006 was awarded through the grant of a stock option award to executives at the end of fiscal 2005, with an exercise price equal to the fair market value of the Corporation’s Common Stock on the date of the award, and which vests over a three-year period. The other half of the compensation value to be delivered under the Long-Term Stock Incentive for fiscal

2006 was awarded as a restricted stock grant to executives at the end of fiscal 2005, which vests in full three years following the date of the grant.

At the end of fiscal 2006, awards under the Long-Term Stock Incentive were made for the fiscal 2007 year.  One-half of the compensation value to be delivered under the Long-Term Stock Incentive for fiscal 2007 was awarded through the grant of a stock option award to executives at the end of fiscal 2006, with an exercise price equal to the fair market value of the Corporation’s Common Stock on the date of the award, and which vests over a three-year period. The other half of the compensation value to be delivered under the Long-Term Stock Incentive for fiscal 2007 was awarded as a restricted stock grant to executives at the end of fiscal 2006, which vests in full three years following the date of the grant.

A portion of an executive officer’s Long-Term Stock Incentive may be comprised of a cash award to be earned over a period of time up to five years based upon the Corporation meeting or exceeding its peer group TSR.  A portion of the award may be earned annually based upon achieving an annual TSR measure; and beginning with the third through fifth year, up to the full award may be earned based upon achieving a cumulative TSR measure.  Awards are paid following the close of the fiscal year in which they are earned. Any unearned portion of the award after five years is forfeited. No cash awards were part of executive officers’ fiscal 2006 Long-Term Stock Incentive.  However, awards were earned in fiscal 2006 as part of the fiscal 2004 Long-Term Stock Incentive.  In 2006, Courier’s three-year cumulative total shareholder return exceeded the three-year cumulative total shareholder return of its peer group.  Therefore, executive officers earned the remaining 50 percent of their cash award potential under the fiscal 2004 Long-Term Stock Incentive (the other 50 percent of the fiscal 2004 award having been earned and paid out in 2004 and 2005).   Award payouts were made following the close of fiscal 2006.

Long-Term Performance Incentive — The Long-Term Performance Incentive is earned by executive officers based upon the Corporation achieving an average return on asset (“ROA”) target over a three-year performance period as compared against its peer group’s average ROA over the same three-year performance period. At the end of the performance period, if the three-year average ROA target has been achieved, the award is earned and paid out.  The three-year average ROA target for the fiscal year periods of 2004, 2005, and 2006 under the fiscal 2004 Long-Term Performance Incentive was achieved; and the award was earned and paid out following the close of fiscal 2006.

Chief Executive Officer Pay

At the beginning of the fiscal year the Committee set Mr. Conway’s total compensation for 2006.  Compensation survey data of chief executive officers of peer group companies and companies of similar revenue size and in similar markets as the Corporation were used as a guide for determining Mr. Conway’s 2006 total compensation.

Mr. Conway’s 2006 total compensation is comprised of a base salary, the annual cash bonus, the Long-Term Stock Incentive, and the Long-Term Performance Incentive.  Mr. Conway received a 16 percent increase to his salary for fiscal 2006, which included a market adjustment based on the Committee’s review of compensation of peer group chief executive officers and the Committee’s overall assessment of the appropriate compensation target for fiscal year 2006.

Mr. Conway’s annual cash bonus was based solely upon achieving corporate earnings targets.  Since the corporate earnings target was achieved, Mr. Conway earned 100 percent of his 2006 bonus potential.  One-half of Mr. Conway’s 2006 Long-Term Stock Incentive was awarded through the grant of a non-qualified stock option award at the end of fiscal 2005, with an exercise price equal to the fair market value of the Corporation’s Common Stock on the date of the award, and which vests over a three-year period.  One-half of Mr. Conway’s 2006 Long-Term Stock Incentive was awarded as a restricted stock grant at the end of fiscal 2005, which vests in full three years following the date of the award.  Since the Long-Term Stock Incentive is a component of the total compensation established for Mr. Conway by the Committee, a recognized stock option pricing model was used to determine the number of option shares that corresponded to a specific amount of compensation.

At the end of fiscal 2006, Mr. Conway was granted a stock option award and a restricted stock grant award under the Long-Term Stock Incentive for the fiscal 2007 year. One-half of the compensation value to be delivered to Mr. Conway under the Long-Term Stock Incentive for fiscal 2007 was awarded through the grant of a non-qualified stock option award at the end of fiscal 2006, with an exercise price equal to the fair market value of the Corporation’s Common Stock on the date of the award, and which vests over a three-year period. The other half of the compensation value to be delivered to Mr. Conway under the Long-Term Stock Incentive for fiscal 2007 was awarded as a restricted stock grant at the end of fiscal 2006, which vests in full three years following the date of the grant.

In 2006, Mr. Conway earned the remaining 50 percent of his award potential under the fiscal 2004 Long-Term Stock Incentive (the other 50 percent of the fiscal 2004 award having been earned and paid out in 2004 and 2005) because Courier’s three-year cumulative total shareholder return exceeded the three-year cumulative total shareholder return of its peer group in fiscal 2006.  This Long-Term Stock Incentive cash award was made following the close of fiscal 2006.

Mr. Conway earned his award under the fiscal 2004 Long-Term Performance Incentive because the three-year average ROA target for the fiscal year periods of 2004, 2005, and 2006 under the fiscal 2004 Long-Term Performance Incentive was achieved.  Payout of the amount earned was made following the close of fiscal 2006.

Tax Deductibility of Compensation

In 1993, the Internal Revenue Code was amended to limit the deduction a public company is permitted for compensation paid to the Chief Executive Officer and to the four most highly compensated executive officers, other than the Chief Executive Officer.  Generally, amounts paid in excess of $1,000,000 to a covered executive cannot be deducted, unless the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Corporation’s shareholders.  In its deliberations, the Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Committee considers commensurate with their responsibilities and achievements.  The Corporation has not adopted a policy that all executive compensation be fully deductible.

Closing

The Committee has reviewed all components of compensation for the Company’s Chief Executive Officer and other executive officers. This includes base salary, annual incentive compensation, stock-based compensation, the dollar value to the executive officer of all perquisites and other personal benefits, projected payouts under Long-Term Incentive Plans, and obligations under the Company’s supplemental retirement plan and the Senior Executive Severance Plan. A tally sheet setting forth all the above components has been reviewed by the Committee. Based on its review, the Committee found the Chief Executive Officer’s and other executive officers’ total compensation in the aggregate to be reasonable and not excessive.  The Committee believes that the executive compensation program implemented for 2006 successfully tied executive compensation to the achievement of significant corporate earnings, attainment of strategic goals, and increased shareholder value.

Kathleen Foley Curley	Peter K. Markell
Richard K. Donahue	Ronald L. Skates
Edward J. Hoff	W. Nicholas Thorndike
Arnold S. Lerner	Susan L. Wagner

EXECUTIVE COMPENSATION

Summary Compensation Information

The following table (the “Summary Compensation Table”) sets forth information concerning compensation paid for the last three fiscal years to the Corporation’s Chief Executive Officer and to each of its four other most highly compensated executive officers serving at the end of the fiscal year ended September 30, 2006 (collectively, the “Named Executive Officers”) whose total annual salary and bonus exceeded $100,000.

SUMMARY COMPENSATION TABLE

					Long-term Compensation
		Annual Compensation			Awards		Payouts
				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP	All Other
Name and				Compensation	Awards	Options/	Payouts	Compensation
Principal Position	Year	Salary($)	Bonus($)	($)	($)(1)	SARs(#)	($)	($)(2)

J. F. Conway III	2006	458,500	358,797	6,467	61,546	7,089	146,075	60,247
Chairman, President	2005	396,550	210,000	6,244	59,621	5,627	147,833	63,071
and Chief Executive	2004	385,000	202,500	5,641	58,762	7,760	121,096	104,013
Officer

G. Q. Nichols	2006	375,100	315,000	3,531	0	0	0	60,602
Corporate Senior Vice	2005	339,900	305,000	1,608	0	0	0	53,440
President and Chairman	2004	330,000	221,250	1,483	0	0	8,149	73,674
of National Publishing
Company

R. P. Story, Jr.	2006	348,550	296,621	1,557	53,853	6,203	115,000	50,387
Senior Vice President	2005	309,000	181,500	60,062	51,916	4,901	118,684	51,971
and Chief Financial	2004	300,000	176,250	50,396	50,938	6,726	82,964	78,311
Officer

P. D. Tobin	2006	212,180	199,473	17,886	17,706	2,038	42,000	17,696
Corporate Vice	2005	206,000	136,335	13,912	17,684	1,670	40,000	17,149
President and Exec.	2004	200,000	90,625	13,412	17,645	2,328	16,112	18,441
Vice President of National Publishing Company

P. M. Folger	2006	200,000	103,638	18,509	12,295	1,418	25,000	16,726
Vice President	2005	180,250	75,000	15,446	11,541	1,089	25,000	17,058
and Controller	2004	175,000	52,500	11,586	10,962	1,449	13,112	17,386

(1)             The number and value of the aggregate restricted stock holdings at the end of fiscal 2006 are as follows:  Mr. Conway, 5,514 shares at a value of $204,790; Mr. Story, 4,800 shares at a value of $178,272; Mr. Tobin, 1,628 shares at a value of $60,464; and Mr. Folger, 1,062 shares at a value of $39,443.  A holder of Restricted Stock has all the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any cash dividends.

(2)             Includes profit sharing contributions made during fiscal 2006 by the Corporation to individual accounts in the Profit Sharing and Savings Plan (“PSSP”) as follows:  Mr. Conway, $12,600; Mr. Nichols, $17,850; Mr. Story, $12,600; Mr. Tobin, $13,650; and Mr. Folger, $12,600.  Also includes matching contributions by the Corporation to individual 401(k) accounts in the PSSP in fiscal year 2006 as follows:  Mr. Conway, $3,300; Mr. Nichols, $3,509; Mr. Story, $3,660; Mr. Tobin, $3,336; and Mr. Folger,

                        $3,470.  Also includes the value of premiums paid on behalf of the Executive for group term life insurance in fiscal 2006 as follows:  Mr. Conway, $1,341; Mr. Nichols, $1,233; Mr. Story, $1,139; Mr. Tobin, $710; and Mr. Folger, $656.  Also includes amounts credited under the Courier Corporation Deferred Compensation Program in fiscal 2006 as follows:  Mr. Conway, $34,342; Mr. Nichols, $38,010; and Mr. Story, $25,230.  Also includes the value of above-market interest credited on amounts under the Courier Corporation Deferred Compensation Plan in fiscal 2006 as follows:  Mr. Conway, $8,664; and Mr. Story, $7,758.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows the individual grants of stock options under the Courier Corporation 1993 Stock Incentive Plan (the “1993 Stock Incentive Plan”) to each of the Named Executive Officers during the fiscal year ended September 30, 2006.

					Grant Date
	Individual Grants				Value
	Number of	% of Total
	Shares	Options
	Underlying	Granted to	Exercise or		Grant Date
	Options	Employees in	Base Price	Expiration	Present Value
Name	Granted (#)(1)	Fiscal Year	($/Sh)(2)	Date	($)(3)

J. F. Conway III	7,089	17.4%	37.09	9/25/11	79,339

G. Q. Nichols	—	—	—	—	—

R. P. Story, Jr.	6,203	12.8%	37.09	9/25/11	69,423

P. D. Tobin	2,038	5.0%	37.09	9/25/11	22,809

P. M. Folger	1,418	3.5%	37.09	9/25/11	15,870

(1)             The options awarded to Messrs. Conway, Story, Tobin and Folger vest over a three-year period, in three equal installments. Options granted are not assignable, except by the laws of descent and distribution or by will.  The 1993 Stock Incentive Plan provides that the Board of Directors will determine the effect that the death of an option holder or the termination of his employment will have upon the exercisability of the option. Option vesting may be accelerated in the event of change in control of the Corporation.

(2)             The exercise prices of the options awarded to Messrs. Conway, Story, Tobin and Folger are the fair market values of the Common Stock on the date of grant.

(3)             The option values presented are based on the Black-Scholes option pricing model adapted for use in valuing stock options.  The Black-Scholes model relies on several key assumptions to estimate the present value of options, including the volatility of and dividend yield on the security underlying the option, a risk-free rate of return on the date of grant, and the term and exercise price of the option.  In calculating the grant date present values set forth in the table, a factor of 29.82% has been assigned to the volatility of the Common Stock, based on the average weekly stock price for the three years preceding the date of grant; the yield on the Common Stock has been set at

                        1.29%, based upon the annual dividend rate in effect on the date of grant; the risk-free interest rate has been fixed at 4.46% for the period of five years, the rate for a U.S. Treasury Note, with terms comparable to the option terms, on the date of grant as reported in the Federal Reserve Statistical Release, and the exercise of the options has been assumed to occur at the end of the actual option term of five years.  There is no assurance that these assumptions will prove to be true in the future.  Consequently, the grant date present values set forth in the table are only theoretical values and may not accurately determine present value.  The actual value, if any, that may be realized by each individual, will depend on the market price of Common Stock on the date of exercise.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

The following table shows each stock option exercised during the fiscal year ended September 30, 2006 by each of the Named Executive Officers and the year-end value of unexercised options on an aggregated basis.

			Number of Shares
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
			at Fiscal Year End (#)		at Fiscal Year End ($) (1)
	Shares Acquired	Value
Name	On Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

J. F. Conway III	0	—	57,895	10,840	873,227	6,469

G. Q. Nichols	0	—	0	0	0	0

R. P. Story, Jr.	0	—	55,209	9,470	948,109	5,635

P. D. Tobin	4,387	138,454	26,508	3,151	538,814	1,916

P. M. Folger	0	—	11,936	2,144	187,652	1,254

(1)             The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year end, as the case may be.

LONG-TERM INCENTIVE PLANS - AWARDS IN FISCAL YEAR 2006

The following table describes long-term incentives awarded during the fiscal year ended September 30, 2006 under the Corporation’s Long-Term Incentive Plan to the Named Executive Officers. Awards are payable in cash only.

	Performance Or Other	Estimated Future Payouts Under Non-Stock Price Based Plans
	Period Until
Name	Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)

J. F. Conway III	2007-2009	N/A	145,000	N/A

G. Q. Nichols	2007-2009	N/A	0	N/A

R. P. Story, Jr.	2007-2009	N/A	130,000	N/A

P. D. Tobin	2007-2009	N/A	45,000	N/A

P. M. Folger	2007-2009	N/A	29,000	N/A

The long-term incentive may be earned in full at the end of a three-year performance period based upon achievement of a three-year average return on asset target as compared against the Company’s peer group.  There are no threshold or maximum amounts.  If the three-year average return on asset target is achieved at the end of the three-year performance period, the award is earned in full.  If the target is not achieved, no award is earned.

Senior Executive Severance Program

Messrs. Conway, Nichols, Story, Folger and Tobin are participants in the Corporation’s Senior Executive Severance Program (the “Severance Program”).  In accordance with the Severance Program, if a “change in control” of the Corporation, as defined in the Severance Program, occurs while one of these individuals is an employee of the Corporation, and his employment is subsequently terminated for reasons other than death, disability, or termination for cause, he shall be entitled to a severance payment and continuation of participation in the Corporation’s group health plan until the end of the second calendar year following the year of termination.  In addition, each such individual shall receive a severance payment and benefits if within two years of the change in control, he terminates his employment for “good reason,” defined in the Severance Program to include changes in his duties or titles inconsistent with his duties or titles prior to the change in control, reduction in his base salary or failure to increase his base salary by at least the average percentage increase for all officers of the Corporation, reduction or termination of incentive or benefit plans or programs in which he participated prior to the change in control, or relocation of the Corporation’s principal offices.  Termination by the individual for any reason during a 30-day window commencing on the first anniversary of the change in control is also considered “good reason” for purposes of the Severance Program.  The severance payment, which is due in a lump sum, is an amount equal to a multiple of 3.0 times the individual’s average annual salary and bonus paid or deferred during the five calendar years preceding the change in control, except that the multiple is 2.0 in the case of Mr. Tobin.  Payment of the severance may be delayed up to six months after termination of employment to the extent necessary to comply with the requirement of Section 409A of the Internal Revenue Code and may also reduced to the extent necessary to produce a better after-tax result for the individual.  At the sole discretion of the Board, the Corporation may choose to set aside funds in a trust to satisfy its severance obligations.

Other Retirement Benefits

In June 1992, the Board of Directors approved, and on November 7, 1996 amended, a Supplemental Retirement Benefit Agreement with Mr. Nichols, providing for a supplemental annual benefit payable after his retirement (his “Benefit”).  Mr. Nichols’ Benefit will be paid as a single life annuity in monthly installments from the date of Mr. Nichols’ retirement until his death.  On November 9, 2000, the Board of Directors voted to increase the annual amount of the benefit to $70,000 upon retirement at or over his current age of 77.  Mr. Nichols may elect to have the Benefit paid in a different form of annuity having an equivalent actuarial value.  In the event that Mr. Nichols dies before he retires and is survived by his spouse, a monthly benefit will be paid to his spouse for her life in an amount equal to the Benefit she would have received upon Mr. Nichols’ death had he retired on the day preceding his death.  If Mr. Nichols has not selected an alternative form of annuity before his death, the spousal benefit will be determined as if he had selected a joint and 100% survivor annuity.  In the event of a “change in control” of the Corporation (as defined in the Supplemental Retirement Benefit Agreement) during Mr. Nichols’ employment or the payment period of the Benefit, the “commuted value” of the Benefit will be paid to Mr. Nichols within 60 days after the change in control.  The commuted value of the Benefit is the present value of the Benefit remaining to be paid at the time of the change in control, assuming that Mr. and Mrs. Nichols will survive for a period equal to their joint and last survivor life expectancies, and applying a rate of interest equal to the Internal Revenue Service applicable federal rate for that period.  On November 7, 2006, Mr. Nichols informed the Board of Directors that he would retire from the Corporation in June 2007.

Employment Agreements

The Corporation has an employment agreement with Mr. Nichols effective as of March 3, 1993.  Mr. Nichols became Chairman of National Publishing Company in 2000, having served as President since 1976.  Mr. Nichols currently works full time.  The employment agreement provides that Mr. Nichols may elect part-time employment at a reduced level of compensation with current benefits remaining unchanged. The Corporation may not terminate Mr. Nichols’ employment other than for cause.

FIVE YEAR STOCK PERFORMANCE GRAPH

The graph below compares the Corporation’s cumulative total stockholder return on its Common Stock with the cumulative total return on the Standard & Poor’s 500 stock index (the “S&P 500 Index”), and a peer group of companies selected by the Corporation for purposes of the comparison and described more fully below (the “Peer Group”). This graph assumes the investment of $100 on October 1, 2001 in each of Courier Common Stock, the S&P 500 Index, and the Peer Group Common Stock, and reinvestment of quarterly dividends at the monthly closing stock prices.  The returns of each company have been weighted annually for their respective stock market capitalizations in computing the S&P 500 and Peer Group indices.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
Courier Corporation, S&P 500 Index, and Peer Group

The Peer Group is made up of the following companies: Banta Corporation; Bowne & Co.; Cadmus Communications Corporation; Ennis Business Forms, Inc.; The Standard Register Company; and John Wiley & Sons. Inc. Thomas Nelson, Inc. became a privately owned company in 2006 and is now excluded from the above Peer Group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of the reports of changes in beneficial ownership of the Corporation’s Common Stock and written representations furnished to the Corporation, the Corporation believes that its executive officers, Directors and beneficial owners of more than ten percent of the Corporation’s Common Stock filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended September 30, 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Donahue, Hoff, Lerner, Markell, Skates and Thorndike and Ms. Wagner and Prof. Curley.  Mr. Conway is a Director of Enterprise Bancorp Inc. (“Enterprise”) in Lowell, MA and a member of the Enterprise compensation committee.  Mr. Lerner is a Director and Vice Chairman of the Board of Directors of Enterprise and a member of its compensation committee.  However, Mr. Lerner is not employed as an “executive officer” of Enterprise and is “independent” as defined in the applicable provisions of Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules.

ITEM 2:  RATIFICATION AND APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected the firm of Deloitte & Touche LLP to be the Corporation’s independent auditors for the fiscal year ending September 29, 2007.  The firm became independent auditors for the Corporation in 1996.

Although the Corporation is not required to submit the ratification and approval of the selection of its independent auditors to a vote of stockholders, the Board of Directors and the Audit Committee believe it is sound policy and in the best interests of the stockholders to do so.  In the event a majority of the votes cast are against the selection of Deloitte & Touche LLP, the Audit Committee will consider the vote and the reasons therefore in its future selection of independent auditors.

Representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so.  They will be available to respond to appropriate questions.

The Board of Directors recommends that the selection of Deloitte & Touche LLP as independent auditors for the Corporation be ratified and approved, and therefore recommends a vote FOR this proposal.

FEES PAID TO DELOITTE & TOUCHE LLP

Audit Fees

Total aggregate fees billed by Deloitte & Touche LLP for professional services in connection with the audit and review of the Corporation’s Consolidated Financial Statements, and consultation regarding financial accounting and reporting standards were $645,000 and $644,000 in fiscal years 2006 and 2005, respectively.

Audit-Related Fees

The aggregate fees billed for assurance and related services rendered by Deloitte & Touche LLP were $0 and $18,000 in fiscal years 2006 and 2005, respectively.

Tax Fees

The aggregate fees billed for services rendered by Deloitte & Touche LLP tax personnel, except those services specifically related to the audit of the financial statements,

were $17,000 and $15,000 in fiscal years 2006 and 2005, respectively.  Such services include tax planning, tax return reviews, and tax compliance.

All Other Fees

Except as reported above, no other fees were billed by Deloitte & Touche LLP in fiscal years 2006 and 2005.

The Audit Committee has advised the Corporation that in its opinion the non-audit services rendered by Deloitte & Touche LLP are compatible with maintaining the independence of the auditor.

In April 2003, the Audit Committee established a policy to pre-approve all audit and non-audit services proposed to be provided by our independent auditor prior to management engaging the auditor for that purpose.  Consideration and approval of such services generally occur at the Committee’s regularly scheduled quarterly meetings.  In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Committee may delegate, to one or more of its members, authority to approve audit and non-audit services.  Fees payable to the independent auditor for any specific non-audit service approved pursuant to the above-described delegation of authority requires the reporting of any such approvals to the full Committee at its next regularly scheduled meeting.

In accordance with its pre-approval policy, the Audit Committee has pre-approved all services in fiscal years 2006 and 2005.

CODE OF ETHICS

On November 4, 2003, the Board of Directors adopted The Courier Corporation Business Conduct Guidelines for all its directors, officers and employees.  The Courier Corporation Business Conduct Guidelines has been posted on the Company’s website at www.courier.com.

MISCELLANEOUS

Stockholder Proposals

The Corporation expects to hold its 2008 Annual Meeting on January 16, 2008.  Eligible stockholders may present proposals for inclusion in the Corporation’s 2007 Annual Meeting Proxy Statement, provided the proposals comply with applicable Securities and Exchange Commission regulations and are received by the Corporation no later than August 10, 2007.  Any proposal intended to be included in the Corporation’s 2008 Annual Proxy Statement should be sent to the Corporation at 15 Wellman Avenue, North Chelmsford, Massachusetts 01863, Attention:  Peter M. Folger, Senior Vice President and Chief Financial Officer.

Stockholders who want to present business for action at the 2008 Annual Meeting, other than proposals included in the 2008 Annual Proxy Statement, must follow the procedures described in the Corporation’s By-laws.  The By-laws provide that stockholder proposals or nominations for director may be made only by a stockholder of record who is entitled to vote at the meeting and has given the Corporation advance notice of the proposed business or nomination.  For the 2008 Annual Meeting, the Corporation must receive the stockholder’s notice between September 12, 2007, and October 12, 2007.  If there is a special meeting, or if the 2008 Annual Meeting is called for a date prior to December 11, 2007 or after March 10, 2008, the Corporation must receive the stockholder’s notice not earlier than the close of business on the 120th day prior to the special meeting or the 2008 Annual Meeting, as the case may be, and not later than the close of business on the later of (1) the 90th day prior to the special meeting or the 2008 Annual Meeting, as the case may be, or (2) the 10th day following the day on which the public announcement of the date of the special meeting or the 2008 Annual Meeting is first made.  The proposal must also comply with the other requirements contained in the Corporation’s By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to Securities and Exchange Commission (“SEC”) rules governing the exercise of this authority.

Householding

The rules of the SEC allow for “householding,” which is the delivery of a single copy of an annual report and proxy statement to any address shared by two or more stockholders.  Duplicate mailings can be eliminated by allowing stockholders to consent to such elimination, or through implied consent if (1) it is believed that the stockholders are members of the same family, (2) the stockholders are notified that householding is to be used and (3) the stockholders do not request continuation of duplicate mailings.  If you own shares of Common Stock in your own name as a holder of record, householding will not apply to your shares.  If your shares of Common Stock are held in street name, depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to discontinue duplicate mailings to your address.  If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee.

If you wish to request extra copies free of charge of an annual report or proxy statement, please send your request to Courier Corporation, 15 Wellman Avenue, North Chelmsford, Massachusetts 01863, Attention:  Secretary/Clerk; call us with your request at (978) 251-6136; or visit our website at www.courier.com.

Voting of Proxies

The persons named in the enclosed Proxy will vote as directed in the Proxy and, in the absence of such direction, will vote in favor of the actions specified in Items 1 and 2 of the Proxy.  The shares will be voted on such other matters as may properly come before the meeting in accordance with the best judgement of the Proxy holder including voting for election of a Director in place of any person named above who may not be available for election.  The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting.

By order of the Board of Directors,

F. BEIRNE LOVELY, JR.,
Secretary and Clerk

15 Wellman Avenue
North Chelmsford, Massachusetts 01863
December 8, 2007

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.  YOU MAY ALSO VOTE YOUR SHARES THROUGH THE INTERNET.

Exhibit A

COURIER CORPORATION

Audit and Finance Committee Charter

(Adopted by the Board of Directors at a meeting held on September 25, 2003)

I. General Statement of Purpose

The purposes of the Audit and Finance Committee of the Board of Directors (the “Audit Committee”) of Courier Corporation (the “Company”) are to:

•                                          oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements;

•                                          assist the Board of Directors (the “Board”) in its oversight of the qualifications, independence and performance of the Company’s independent auditors; and

•                                          prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II. Composition

The Audit Committee shall consist of at least three (3) members of the Board, each of whom must (1) be “independent” as defined under the Marketplace Rules of the National Association of Securities Dealers, Inc. (“NASD”), (2) satisfy the criteria for independence set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (3) not own or control 20% or more of the Company’s voting securities.

Notwithstanding the foregoing, one director who (1) is not “independent” as defined under the rules established by the Marketplace Rules of the NASD, (2) satisfies the criteria for independence set forth in Section 10A(m)(3) of the Exchange Act, (3) does not own or control 20% or more of the Company’s voting securities, and (4) is not a current officer or employee or a Family Member of such person, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.  A member appointed under this exception may not serve on the Audit Committee for more than two years and may not chair the Audit Committee.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.  At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive

i

officer, chief financial officer or other senior officer with financial oversight responsibilities.  One or more members of the Audit Committee may qualify as an “audit committee financial expert” under the rules promulgated by the SEC.

The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause.  Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee.  Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board.  The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III. Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive from the Company any consulting, advisory or other compensatory fee from the Company.  A member of the Audit Committee may receive additional directors’ fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.  Such additional fees may be greater than those fees paid to other directors, but should be commensurate with the time and effort expected to be expended by such Audit Committee member in the performance of his or her duties as an Audit Committee member.

IV. Meetings

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly.  A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting.  In lieu of a meeting, the Audit Committee may act by unanimous written consent.  The Chairman of the Audit Committee, in consultation with the other committee members, may determine the frequency and length of the committee meetings and may set meeting agendas consistent with this Charter.  The Audit Committee may, in its discretion, meet in executive session (outside of the presence of management) at any time.

V. Responsibilities and Authority

A.            Review of Charter

•                  The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

B.            Matters Relating to Selection, Performance and Independence of Independent Auditor

•                  The Audit Committee shall have the sole authority to appoint, determine funding for and oversee the Company’s independent auditor.

•                  The Audit Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

•                  The Audit Committee shall instruct the independent auditor that the independent auditor shall report directly to the Audit Committee.

•                  The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.  This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

•                  The Audit Committee shall request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•                  The Audit Committee shall assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

•                  The Audit Committee may recommend to the Board policies with respect to the potential hiring of current or former employees of the independent auditor.

C.            Audited Financial Statements and Annual Audit

•                  The Audit Committee shall review the overall audit plan with the independent auditor and the members of management who are responsible for preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

•                                          The Audit Committee shall review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditor:

(i)                                     the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company and (b) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements, prior to the filing of the Company’s Annual Report on Form 10-K;

(ii)                                  any analyses prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications of alternative disclosures and treatments of financial information within GAAP on the financial statements and the treatment preferred by the independent auditors.  The Audit Committee may also consider other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

(iii)                               the adequacy of the Company’s internal controls and procedures for financial reporting;

(iv)                              major changes in and other issues regarding accounting and auditing principles and procedures, including any significant changes in the Company’s selection or application of accounting principles; and the effect of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

•                  The Audit Committee shall review and discuss with the independent auditor how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995.

•                  The Audit Committee shall review and discuss with the independent auditor any audit problems or difficulties and management’s response thereto.  This review shall include (1) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information, (2) a discussion of the responsibilities, budget and staffing of the Company’s internal audit function, and (3) any significant disagreements with management.

•                  The Audit Committee shall review and discuss with the independent auditor those matters brought to the attention of the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61 (“SAS 61”), No. 89 (“SAS 89”) and No. 90 (“SAS 90”).

•                  If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal controls and procedures for financial reporting.

•                  Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, SAS 89 and SAS 90, and (3) with the independent auditor concerning the independent auditor’s independence, the Audit Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

•                  The Audit Committee shall prepare the Audit Committee report required by Item 306 of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

D.   Unaudited Quarterly Financial Statements

•                  The Audit Committee shall discuss with management and the independent auditor, such issues as may be brought to the Audit Committee’s attention by the independent auditor pursuant to Statement on Auditing Standards No. 100.

E.   Procedures for Addressing Complaints and Concerns

•                  The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•                  The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

F.   Regular Reports to the Board

•                  The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

v

VI. Additional Authority

The Audit Committee is authorized, on behalf of the Board, to do any of the following as it deems necessary or appropriate:

A.    Engagement of Advisors

•                  The Audit Committee may engage independent counsel and such other advisors it deems necessary or advisable to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

B.    Legal and Regulatory Compliance

•                  The Audit Committee may discuss with management, the independent auditor, and legal counsel the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements.  The Audit Committee may, if it determines it to be appropriate, make recommendations to the Board or other committees of the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

•                  The Audit Committee shall discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements or its compliance policies and procedures.

C.    Conflicts of Interest

•                  The Audit Committee shall conduct an appropriate review of all related party transactions on an ongoing basis, and the approval of the Audit Committee shall be required for all related party transactions.

D.    General

•                  The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

•                  The Audit Committee may perform such other oversight functions as may be requested by the Board from time to time.

•                  In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

•                  The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the function of the Audit Committee is oversight.  The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements.  Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The Company’s independent auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.  In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing.  Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons and organizations absent actual knowledge to the contrary, it being acknowledged that it is not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

Courier

☐ Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors			PLEASE REFER TO THE REVERSE SIDE FOR INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote FOR the listed nominees.
	For	Withhold
01 - Arnold S. Lerner	☐	☐
02 - Peter K. Markell	☐	☐
03 - George Q. Nichols	☐	☐
04 - Ronald L. Skates	☐	☐

B. Issues
The Board of Directors recommends a vote FOR the following proposal.
	For	Against	Abstain
2. Proposal to approve the appointment of Deloitte & Touche LLP as the Independent Auditors of the Corporation.	☐	☐	☐	Mark this box with an X if you have made comments below. ☐ ___________________________________________________ ___________________________________________________
___________________________________________________
3. To transact such other business as may properly come before the meeting and/or any adjournment or adjournments thereof.

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned hereby ratifies and confirms all that said attorneys and Proxies and each of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof revoking any proxy heretofore given with respect to such shares.

Please sign this proxy exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy)	Signature 1-Please keep signature within the box	Signature 2-Please keep signature within the box

Proxy - Courier Corporation

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - JANUARY 17, 2007
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Courier Corporation (the “Corporation”) hereby constitutes and appoints Richard K. Donahue, W. Nicholas Thorndike and Robert P. Story, Jr., and each of them singly, with full power of substitution, the attorneys and Proxies of the undersigned, for and in the name, place and state of the undersigned to attend the Annual Meeting of Stockholders of the Corporation to be held on January 17, 2007, commencing at 11:00 a.m., and/or at any adjournment or adjournments thereof (the Proxy Statement in connection therewith and due notice of the time, place and purposes of such a meeting have been received by the undersigned) and at such meeting and/or any adjournment or adjournments thereof to vote and act with respect to all shares of Common Stock of the Corporation standing in the name of the undersigned or in respect of which the undersigned is entitled to vote, with all the powers the undersigned would possess if personally present at said meeting and/or any adjournment or adjournments thereof and especially to vote as follows, a majority of said attorneys and Proxies, or any one if only one be present, to have all the powers of said attorneys or Proxies.

When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the four nominees for Class C Directors, and FOR the ratification for the selection of Deloitte & Touche LLP as the Corporation’s independent public accountants; with discretionary authority to vote upon such other matters that may properly come before the meeting. The Board of Directors recommends a vote FOR Proposals 1 and 2. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the envelope provided.

PLEASE VOTE, DATE and SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are two issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, to be held at 11:00 A.M. on January 17, 2007 at Boston University Corporate Education Center, 72 Tyng Road, Tyngsboro, Massachusetts 01879.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

COURIER CORPORATION

Internet Voting Instructions

You can vote by Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may vote your proxy using the Internet as outlined below.

To vote using the Internet

•   Go to the following web site:

WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•   Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by using the Internet, please DO NOT mail back this proxy card.

Proxies submitted by using the Internet must be received by 1:00 a.m., Central Time, on January 17, 2007.

THANK YOU FOR VOTING